UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2005

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

1-13026

36-2984916

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831

(Address of Principal Executive Offices)          (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04.                                                                                    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On January 18, 2005 the Company provided notice to all of its directors, officers and employees of an upcoming blackout period with respect to the Company’s common stock.  During the blackout period, the Company’s directors, officers and employees may not buy or sell shares of the Company’s Common Stock.  The blackout period is being imposed in order to ensure that directors, officers and employees of the Company will not be subject to claims that they traded on the basis of inside information.  The blackout period will begin at the close of business on Monday, January 31, 2005 and will continue until 12:01 AM, Eastern Time, on Monday, March 14, 2005 (which is three business days after the planned release to the public of the Company’s quarterly earnings report for the fourth fiscal quarter, which release is anticipated to occur on or about March 9, 2005).  Inquiries regarding the blackout period may be directed to Bruce D. Kreiger, Esq., Vice President, General Counsel and Secretary, at (203) 661-1926 or One East Weaver Street, Greenwich, CT 06831.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: January 19, 2005	By: /s/ Bruce D. Kreiger
Name: Bruce D. Kreiger
Title: Vice President & General Counsel